UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 26, 2006

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 26, 2006, Robert A. Lothrop informed the Company of his intention to retire from its Board of Directors at the close of the Company’s Annual Meeting of Shareholders on December 5, 2006. During fiscal 2006, Mr. Lothrup served on the Audit Committee and the Governance and Compensation Committee of the Company’s Board of Directors.

On September 28, 2006, William P. Weber informed the Company of his intention to retire from its Board of Directors at the close of the Company’s Annual Meeting of Shareholders on December 5, 2006. During fiscal 2006, Mr. Weber served as the Chairman of the Governance and Compensation Committee of the Company’s Board of Directors.

A press release related to Mr. Lothrop’s and Mr. Weber’s resignations is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued on September 29, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: September 29, 2006	By:	/s/ W. G. STOVER, JR.
	Name:	W. G. Stover, Jr.
	Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 26, 2006

Exhibit	Description

99.1	Press Release issued on September 29, 2006